BYLAWS
                            OF
                         HDN, INC.
                    ___________________


                        Article I.

1.00 The principal office of the Corporation is located at 18 Augustine Cutoff, Wilmington, Delaware 19803. The corporation may have other offices, within or without the State of Delaware as the board of directors may designate or as the business of the corporation may require.

1.01 The registered office of the corporation, and the address thereof, may be changed by the board of directors.

                        Article II.

2.00 Annual Meeting. The annual meeting of the shareholders will be held on the 15th day of January in each year, beginning with the year 1997, or at any other day within that month which is fixed by the board of directors, for the purpose of electing directors and for transaction of any other business that may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Delaware, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated for any annual meeting of the shareholders or at any adjournment of the meeting, the board of directors shall call for the election to be held at a special meeting of the shareholders as soon thereafter as possible.

2.01          Special Meetings.  Special meetings of
shareholders, for any purpose, may be called by the president or by the board of directors.

2.02 Meeting place. The board of directors may designate any place within or without the State of Delaware, as the meeting place for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, within or without the State of Delaware, as the place for the meeting described in the waiver. If no designation is made, or if a special meeting is called in a different manner than that described in this Section, the place of the meeting shall be the principal office of the corporation in the State of Delaware.

2.03 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addrpears on the stock transfer books of the corporation, with postage prepaid.

2.04 Quorum. At least fifty one (51%) percent of the shareholders of record, represented in person or by proxy, will constitute a quorum at a meeting of shareholders.

2.05 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her authorized attorney-in-fact. A proxy must be filed with the secretary of the corporation before or at the time of the meeting. No proxy will be valid after eleven months from the date of its execution, unless the proxy provides otherwise.

2.06 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to shareholders.

2.07 Voting of Shares by Certain Holders. Shares in the name of another corporation may be voted by the officer, agent or proxy prescribed by that corporation's bylaws, or, in the absence of a bylaw provision, as the board of directors of that corporation determines.

2.08 Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the shareholders entitled to vote on the action.



                       Article III.

3.00 General Powers. The business and affairs of the corporation will be managed by the board of directors.
Amendments to the bylaws shall be only upon the unanimous consent of the board of directors.

3.01 Number, Tenure and Qualifications. The number of directors of the corporation shall be Nine (9). Each director shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the corporation.


3.02 Regular Meetings. A regular meeting of the board of directors will be held without any notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may fix, by resolution, the time and place, either within or without the State of Delaware, of additional regular meetings without any notice other than the resolution.

3.03 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person(s) authorized to call special meetings of the board of directors may fix the time and place, either within or without the State of Delaware, of any special meeting of the board of directors called by them.

3.04 Notice. Notice of any special meeting shall be given at least seven days in advance in writing, delivered personally or mailed to each director at his business, address, or by telegram. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed with postage prepaid. If notice is given by telegram, the notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.
3.05 The attendance of a director at a meeting shall constitute a waiver of notice of that meeting, unless the director attends for the express purpose of objecting to tng is not lawfully called or convened.

3.06 Quorum. A majority of the number of directors fixed by Section 3.01 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting without further notice.

3.07 Manner of Acting. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors.

3.08 Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, stating the action to be taken, is signed by all of the directors.

3.09 Vacancies. Any vacancy in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing the next election of directors by the shareholders.

3.10 Compensation. By resolution, the board of directors may direct that each director be reimbursed for expenses actually incurred in attending each meeting of the board of directors. The board of directors, by resolution, may also set an annual salary for each director, a stated sum for attending a meeting of the board of directors, or both. This payment shall not preclude any director from serving the corporation in any other capacity and receiving compensation for the service.

3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unlappears in the meting, or unlessitten dissent to the action with the person acting as the secretary of the meeting before the adjournment, or forwards his dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. This right to dissent does not apply to a director who voted in favor of the action.


                        Article IV.

4.00 Number. The officers of the corporation shall be a president, one or more vice-presidents (the number to be determined by the board of directors), a secretary, and a treasurer, each of whom shall be elected by the board of directors. Other officers and assistant officers may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

4.01 Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors following the annual meeting of the shareholders. If the election of officers is not held at the meeting, the election shall be held as soon as convenient. Each officer shall hold office until his successor has been elected and has qualified or until he dies, resigns or has been removed in the manner provided in Section 4.02 of this Article IV.

4.02 Removal. Any officer or agent may be removed by the board of directors whenever in its judgement the removal will serve the best interests of the corporation.

4.03 Vacancies. A vacancy in any office for any reason may be filled by the board of directors for the unexpired portion of the term.

4.04 President. The president is the principal executive officer of the corporation and, subject to the control of the board of directors, will supervise and control all of the business and affairs of the corporation. He will preside at all the meetings of the shareholders. He may sign, with the secretary or any other officer of the corporation authorized by the board of directors, certificates for share of the corporation as well as deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed. The president may not sign these documents where their signing and execution has been expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or where the law of the State of Maryland requires the documents, he will perform all duties incident to the office of president and all other duties as may be prescribed by the board of directors.

4.05 The Vice-President(s). In the president's absence, death, or inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-president in the order designated at the time of their election; or in the absence of any designation, then in the order of their election) shall perform the duties of the president. When the vice-president is acting as president, he shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary, certificates for shares of the corporation and perform any other duties that may be assigned by the president or by the board of directors.

4.06 The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the corporation's seal and see that the corporation's seal is affixed to all documents that must be executed under its seal; (d) keep a register of the address of each shareholder which had been given to the secretary by each shareholder; (e) sign with the president, or a vice-president, certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; and (g) perform all duties incident to the office of secretary and any other duties that may be assigned by the president or by the board of directors.

4.07 The Treasurer. The treasurer shall: (a) have charge and custody of all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source and deposit all the corporation's money in the name of the corporation in the banks, trust companies or other depositories that are selected in accordance with the provisions of these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and any other duties that may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer will give a bond for the faithful discharge of his duties in a specified sum and with the surety or sureties designated by the board of directors.

4.08          Assistant Secretaries and Assistant Treasurer.
The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for share of the corporation whose issuance has been authorized by a resolution of the board of directors.
The assistant treasurer shall, if required by the board of directors, give bonds for the faithful discharge of their duties in specified sums and with sureties designated by the board of directors. In general, the assistant secretaries and assistant treasurers will perform those duties that are assigned to them by the secretary or the treasurer, or by the president of the board of directors.

4.09 Salaries. The salaries of the officers will be fixed by the board of directors. No officer shall be denied a salary because he or she is also a director of the corporation.


                        Article V.

5.00 Contracts. The board of directors may authorize one or more officers or agents to enter into any contract or execute and deliver any instrument on behalf of the corporation. This authority may be general or confined to specific instances.

5.01 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.

5.02 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the corporation's name shall be signed by the officer and/or agent of the corporation in the manner authorized by resolution of the board of directors.

5.03 Deposits. All funds of the corporation not otherwise employed shall be deposited to the credit of the corporation in banks, trust companies or other depositories that the board of directors selects.

                        Article VI.

6.00 Certificates for Shares. Certificates representing shares of the corporation shall be in the form specified by the board of directors. The certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile. The officers' signatures upon a certificate may be facsimiles if the certificate is manually signed by the corporation's transfer agent or registrar. Each certificate will be consecutively numbered or otherwise identified. The name and address of each person to whom certificates are issued, with the number of shares represented by the certificate and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate will be issued until the former certificate for a like number of shares has been surrendered and canceled. In case of a lost, destroyed or mutilated certificate, a replacement may be issued upon the terms and indemnity to the corporation as the board of directors may prescribe.

6.01 Transfer of Shares. Transfer of the corporation's shares will be entered in the corporation's stock transfer books only when authorized by the holder of record or the holder's legal representative, who shall provide proper evidence of his authority filed with the corporation's secretary. No transfer of shares will be entered in the stock transfer book unless the certificate representing the shares has been surrendered for cancellation. The person or entity in whose name shares are entered in the stock transfer ledger shall be deemed to be the owner of the shares for all purposes.


                       Article VII.

7.00 The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.


                       Article VIII.

8.00 The board of directors may declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the corporation's Articles of Incorporation.


                        Article IX.

9.00 Whenever any notice must be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the Article of Incorporation or under the law of the State of Delaware, a waiver of notice signed by the person or persons entitled to the notice, whether before or after the time set out in the notice, is equivalent to the giving of notice.


                        Article X.

10.00 These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.